Consent of Independent Registered Public Accounting Firm

The Board of Directors
Given Imaging Ltd.:

We consent to the incorporation by reference in the Registration Statement 333-134739 on Form S-8 by Given Imaging Ltd. (the “Company”) of our reports dated April 12, 2007 with respect to the consolidated balance sheets of the Company and its subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for each of the years in the three year period ended December 31, 2006, which reports appears in the Company’s Annual Report on Form 20-F for the year ended December 31, 2006, and the Company’s Form 6-K dated June 22, 2007 incorporated herein by reference.

Our report on the consolidated financial statements refers to the adoption by the Company of Statement of Financial Accounting Standard No. 123R, “Share-Based Payment”, effective January 1, 2006.

/s/ Somekh Chaikin
Somekh Chaikin
Certified Public Accountants (Israel)
Member Firm of KPMG International

Tel-Aviv, Israel
August 13, 2007